EXHIBIT 99.1
                                                                    ------------

[LOGO]
ABLE
LABORATORIES
INC.



COMPANY CONTACTS:
Able Laboratories, Inc.
Jay Wadekar, President & CEO
Robert Weinstein, Vice President & CFO
(908) 754-2253 ext. 664
Email: IR@ablelabs.com

              ABLE LABORATORIES REPORTS FIRST QUARTER 2003 RESULTS

                                   ----------
        NET SALES INCREASE 61% TO $15.0 MILLION FROM $9.3 MILLION Q1 2002
                                   ----------
        OPERATING INCOME, INCLUDING A 108% INCREASE IN R&D, INCREASES 16%
                                 TO $2.0 MILLION
                                   ----------

SOUTH PLAINFIELD, NJ, MAY 6, 2003 - ABLE LABORATORIES, INC. (NASDAQ NMS: ABRX,
BSE: AAB), today announced financial results for the three months ended March 31, 2003. For the first quarter of 2003, the Company reported net sales of $15.0 million, a 61.2% increase from net sales of $9.3 million in the first quarter of 2002, primarily due to higher demand for the Company's expanded product family. The Company also reported operating income of $2.0 million for the first quarter of 2003, a 16.4% increase from the first quarter of 2002 of $1.7 million. Research and development expenses ("R&D") were $2.1 million for the first quarter of 2003, a 108.5% increase, compared with $1.0 million for the first quarter of 2002.

Gross profit was $6.5 million for the quarter, an increase of 52.7%, versus $4.3 million for the first quarter of 2002. As a percent of net sales, the Company's gross margin was 43.7% versus 46.1% for the first quarter of 2002. The decrease in gross margin is primarily attributable to the sub-optimal utilization of the Company's manufacturing capacity. As part of its capacity expansion, the Company's manufacturing facility underwent substantial reconfiguration resulting in production downtime and unabsorbed overhead in manufacturing. All manufacturing upgrades, relocations and additional equipment installations are now complete, allowing the Company to resume normal and expanded manufacturing operations.

R&D expenses increased substantially to $2.1 million from $1.0 million for the first quarter of 2002, or 108.5%. The increase results from additional research and coinciding bio-studies conducted to further develop the Company's product pipeline. R&D accounted for 14.2% of net sales for the first quarter of 2003 versus 11.0% of net sales for the first quarter of 2002. The Company received 4 Abbreviated New Drug Application ("ANDA") approvals during the first quarter of 2003 (and an additional 2 ANDA approvals in April 2003 including Promethazine HCL Suppositories, USP 12.5mg and 25mg and Lithium Carbonate Extended-Release Tablets, USP 300mg - the Company's first first-to-market product) and currently has 13 ANDAs pending approval by the U.S. Food and Drug Administration ("FDA") representing approximately $500 million in total market size. In addition, the Company has 23 projects currently under development addressing a total market of approximately $2.9 billion.

Selling, general and administrative expenses ("SG&A") increased to $2.4 million for the first quarter of 2003 versus $1.5 million for the first quarter of 2002. SG&A accounted for 16.1% of net sales for the first quarter of 2003 compared with 16.6% of net sales for the first quarter of 2002. The dollar increase was primarily attributable to the Company's higher administrative expenses incurred to support Company growth.

Operating income for the quarter was $2.0 million, or 13.4% of net sales, versus $1.7 million, or 18.5% of net sales, for the first quarter of 2002. This percentage decrease was primarily attributable to increased R&D activities and pre product launch expenses.

Net income applicable to common stockholders for the first quarter of 2003 was $1.0 million, or $0.06 per diluted share, compared with the first quarter of 2002 net income applicable to common stockholders of $1.6 million, or $0.10 per diluted share. The decrease in net income is attributable to the Company recognizing a provision for income taxes of $711,000, or $0.04 per diluted share, for the first quarter of 2003. The Company now reflects its net income after a provision for income taxes (predominantly non-cash taxes) as it recognized its deferred tax assets during the fourth quarter of 2002. Before provision for income taxes, the Company earned $1.8 million for the first quarter of 2003, a 5.4% increase, versus first quarter of 2002 net income of $1.7 million.

"We are pleased with Able's progress during the first quarter of 2003 as we are investing in our future by building the Company's R&D pipeline," commented Jay Wadekar, President and Chief Executive Officer. "Our first quarter 2003 reduced gross margins resulted primarily from unabsorbed direct manufacturing costs incurred while the Company underwent expansion of its manufacturing capacity to support future anticipated growth. Our fundamentals and pipeline continue to be strong as we are awaiting approvals on several additional promising ANDAs."


FIRST QUARTER 2003 - CORPORATE HIGHLIGHTS

     o During the quarter, the Company incurred certain overhead expenditures (principally labor costs) that were not absorbed in the normal manufacturing cycle. This was based upon the Company expanding its manufacturing capacities which interrupted certain operations. The Company completed its manufacturing expansion in the first quarter which should allow for normalized/expanded manufacturing operations and growth plans for the next 8 to 12 months.

     o In January 2003, the Company continued to expand its Hydrocodone Bitartrate and Acetaminophen Tablet product line with FDA approval of the Company's ANDA for Hydrocodone Bitartrate and Acetaminophen Tablets, USP 7.5mg/650mg.

     o In February 2003, the Company announced completion of a new $4.0 million working capital revolving credit facility and also added $1.7 million to the equipment financing credit facility. Both credit facilities are provided by Citizens Bank of Massachusetts, an indirect subsidiary of The Royal Bank of Scotland.

     o In February 2003, the Company announced that the Nasdaq National Market had approved its application to list its common stock on the exchange and the Company began trading its common stock on the exchange.

     o In March 2003, the Company received FDA approval for its ANDA for Promethazine Hydrochloride Suppositories, USP 50mg. This approval represents the first AB-rated generic version of Wyeth-Ayerst Phenergan(R) 50mg Suppositories.

     o In March 2003, the Company received FDA approval for its ANDA for Phentermine HCI Capsules, USP 15mg. This approval completed the Company's line of Phentermine products.

     o In March 2003, the Company received FDA approval for its ANDA for Methocarbamol Tablets, USP 500mg and 750mg.

CONFERENCE CALL INFORMATION

Able Laboratories has scheduled a conference call and web cast regarding this announcement to be held today, beginning at 10:30 a.m. Eastern Daylight Time (7:30 a.m. Pacific Time). To participate in the live call via telephone, please call (888) 803-8276 or (706) 634-8102 internationally. A telephone replay will be available for 48 hours following the call by dialing (800) 642-1687 or (706) 645-9291 internationally and entering reservation number 369117.

Individuals interested in listening to the conference call via the Internet may do so by visiting our web site www.ablelabs.com. A replay will be available on the web site for 90 days.

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Since March 2001, Able has received 28 ANDA approvals. Further information on Able may be found on the Company's web site, www.ablelabs.com.


EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS CONCERNING THE COMPANY'S OPERATIONS AND GROWTH, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY, THE AVAILABILITY OF SUFFICIENT CAPITAL, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.


                           PLEASE SEE ATTACHED TABLES

                             ABLE LABORATORIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                         Three Months Ended
                                                                -----------------------------------
                                                                  March 31,              March 31,
                                                                    2003                   2002
                                                                ------------           ------------
          Sales, net                                            $ 15,000,065           $  9,303,991
          Cost of sales                                            8,451,653              5,014,832
                                                                ------------           ------------
                   Gross profit                                    6,548,412              4,289,159
                                                                ------------           ------------
          Operating expenses:
             Selling, general and administrative                   2,414,968              1,544,919
             Research and development                              2,126,612              1,020,063
                                                                ------------           ------------
                   Total operating expenses                        4,541,580              2,564,982
                                                                ------------           ------------
                   Operating income                                2,006,832              1,724,177
                                                                ------------           ------------
          Other income (expense):
             Interest and financing expense                         (201,323)               (80,307)
             Miscellaneous income (expense)                          (10,469)                58,852
                                                                ------------           ------------
                   Other income (expense), net                      (211,792)               (21,455)
                                                                ------------           ------------
          Income before income taxes                               1,795,040              1,702,722
          Income taxes                                               711,000                   --
                                                                ------------           ------------
          Net income                                               1,084,040              1,702,722
          Less returns to preferred stockholders:
             Dividends paid and accrued                              102,474                126,870
                                                                ------------           ------------
          Net income applicable to common stockholders          $    981,566           $  1,575,852
                                                                ============           ============

          Net income (loss) per share:
                   Basic                                        $       0.08           $       0.14
                                                                ============           ============
                   Diluted                                      $       0.06           $       0.10
                                                                ============           ============

          Weighted average shares outstanding:
                   Basic                                          12,762,868             11,396,803
                                                                ============           ============
                   Diluted                                        17,144,389             16,413,884
                                                                ============           ============

                             ABLE LABORATORIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS
                                                                                 March 31,            December 31,
                                                                                   2003                   2002
                                                                               ------------           ------------
Current assets:
Cash and cash equivalents                                                      $  1,519,936           $  1,801,127
Accounts receivable, net of allowances of $10,669,331 and $13,054,246            10,798,135              7,873,526
Inventory                                                                        14,109,477             12,903,939
Deferred income tax asset                                                         2,915,000              2,915,000
Prepaid expenses and other current assets                                            47,178                123,104
                                                                               ------------           ------------
            Total current assets                                                 29,389,726             25,616,696
                                                                               ------------           ------------

Property and equipment, net                                                      11,380,305              9,932,523
                                                                               ------------           ------------
Other assets:
Debt financing costs, net of accumulated amortization                               164,606                168,206
Cash deposits with bond trustee                                                     634,988                517,262
Deferred income tax asset                                                        14,211,500             14,725,000
Deposits and other assets                                                           165,498                168,414
                                                                               ------------           ------------
            Total other assets                                                   15,176,592             15,578,882
                                                                               ------------           ------------
                                                                               $ 55,946,623           $ 51,128,101
                                                                               ============           ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and current portion of long-term debt                            $  1,030,000           $    617,012
Accounts payable                                                                  6,860,251              6,896,359
Accrued expenses                                                                    969,729              2,839,612
                                                                               ------------           ------------
            Total current liabilities                                             8,859,980             10,352,983
Long-term debt, less current portion                                             11,384,126              6,083,343
                                                                               ------------           ------------
            Total liabilities                                                    20,244,106             16,436,326
                                                                               ------------           ------------
Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 44,740 and 53,150 shares of Series Q in 2003 and 2002 (liquidation value
   $4,474,000 and $5,315,000)                                                           448                    532
Common stock, $.01 par value, 25,000,000 shares authorized,
   13,061,288 and 12,554,206 shares issued and outstanding                          130,613                125,542
Additional paid-in capital                                                       82,336,180             82,423,790
Accumulated deficit                                                             (46,699,449)           (47,783,489)
Unearned stock-based compensation                                                   (65,275)               (74,600)
                                                                               ------------           ------------
            Total stockholders' equity                                           35,702,517             34,691,775
                                                                               ------------           ------------
                                                                               $ 55,946,623           $ 51,128,101
                                                                               ============           ============